Exhibit 10.1

EXECUTION COPY

CONVERSION AND REPURCHASE AGREEMENT

This CONVERSION AND REPURCHASE AGREEMENT (together with the annexes hereto, as amended, this “Agreement”) is entered into as of February 28, 2024 (the “Effective Date”), by and among APi Group Corporation, a Delaware corporation (the “Company”), Juno Lower Holdings L.P., a Delaware limited partnership (“Juno Lower Holdings”), FD Juno Holdings L.P., a Delaware limited partnership (“FD Juno Holdings”, and together with Juno Lower Holdings, the “Blackstone Parties”), Viking Global Equities Master Ltd., a Cayman Islands exempted company (“VGEM”), and Viking Global Equities II LP, a Delaware limited partnership (“VGE II”, and collectively with VGEM, the “Viking Parties” and collectively with the Blackstone Parties, the “Series B Holders” and each, a “Series B Holder”). The Company and the Series B Holders are collectively referred to in this Agreement as the “Parties” and each, as a “Party.”

RECITALS

WHEREAS, as of the date of this Agreement, each of the Series B Holders owns of record and/or beneficially the number of shares of the Company’s 5.5% Series B Perpetual Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Number of Shares of Series B Preferred Stock Held on the Effective Date” (such shares of Series B Preferred Stock as to each Series B Holder, such Series B Holder’s “Series B Shares” and each, a “Series B Share”);

WHEREAS, each Series B Share has the powers, designations, preferences, and other rights as are set forth in the Certificate of Designation of the Series B Preferred Stock filed with the Secretary of State of the State of Delaware on December 30, 2021 (the “Certificate of Designation”) (capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Certificate of Designation);

WHEREAS, pursuant to the Certificate of Designation, each Series B Share is convertible into shares of Company’s common stock, par value $0.0001 per share (“Common Stock”), at any time pursuant to an Optional Conversion (subject to the limitations set forth in the Certificate of Designation) (such converted Series B Shares, the “Conversion Shares”);

WHEREAS, pursuant to the Certificate of Designation, an Optional Conversion occurs on the Optional Conversion Date, which is defined in the Certificate of Designation as the first Business Day on which the requirements set forth in Section 11(d)(ii) of the Certificate of Designation for such Optional Conversion are satisfied;

WHEREAS, the Certificate of Designation provides that upon the Optional Conversion Date, each Series B Share subject to conversion shall be converted into a number of shares of Common Stock equal to the quotient obtained by dividing (i) the Liquidation Preference for such Series B Share subject to conversion by (ii) the Conversion Price, in each case, as of immediately before the Close of Business on the Optional Conversion Date;

WHEREAS, the Certificate of Designation defines (i) the Liquidation Preference as $1,000 per share of Series B Preferred Stock, “plus any accumulated and unpaid Regular Dividends on such share of Series B Preferred Stock to, but excluding the date of payment of such amount” and (ii) the Conversion Price as $24.60 per share of Common Stock (subject to certain adjustments as set forth in the Certificate of Designation); and

WHEREAS, the Parties desire that each Series B Holder convert all of such Series B Holder’s Series B Shares on the Effective Date and immediately thereafter, the Company shall, as further set forth herein, repurchase certain of the shares of Common Stock issued upon conversion of the Series B Shares, for cash in a combination of immediately available funds and the deemed funding of the 2024 Incremental Term Loans (as defined in the Credit Amendment (as defined below)) pursuant to that certain Amendment No. 5 to Credit Agreement, dated on the date hereof (the “Credit Amendment”), which amends that certain Credit Agreement, dated as of October 1, 2019, by and among the Company as Holdings, APi Group DE, Inc., a Delaware corporation, as the Borrower, Citibank, N.A., as the Agent, the lending institutions parties thereto and the other agents and entities party thereto (as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated December 16, 2021, Amendment No. 3 to Credit Agreement, dated May 19, 2023, and Amendment No. 4 to Credit Agreement, dated October 11, 2023, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Credit Amendment, the “Amended Credit Agreement”), by the 2024 Incremental Term Lenders (as defined in the Credit Amendment) to the Company in connection with the Company’s incurrence of the 2024 Incremental Term Loans pursuant to the Amended Credit Agreement, as further set forth in the Cross Receipts (as defined below); and

WHEREAS, the Parties desire to take the actions described above and the other actions set forth in this Agreement, in each case, for the benefit of the Company and its stockholders.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CONVERSION AND REPURCHASE OF THE CONVERSION SHARES

Section 1.1 Exercise of Optional Conversion Right.

(a) Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each of the Series B Holders shall exercise such Series B Holder’s right to effect an Optional Conversion pursuant to Section 11(b) of the Certificate of Designation with respect to all (and not less than all) of such Series B Holder’s Series B Shares, by the delivery of the required documents set forth in Section 11(d)(ii)(1) of the Certificate of Designation to the Transfer Agent on the Effective Date (the “Optional Conversion Exercise”).

(b) Subject to the terms and conditions set forth in this Agreement, on the Effective Date, immediately following the Optional Conversion Exercise, the Company shall issue the number of shares of Common Stock to each Series B Holder as set forth opposite each such Series B Holder’s name on Annex A hereto under the heading “Aggregate Number of Shares of Common Stock to be Issued Upon Optional Conversion,” free and clear of all liens, pledges, hypothecations, charges, security interests or encumbrances of any kind (such restrictions, collectively, the “Liens”), other than Liens arising under applicable securities laws (the “Optional Conversion Issuance”).

(c) The parties intend that the conversion of Series B Shares into Common Stock pursuant to this Section 1.1 shall be treated as a “reorganization” under Section 368(a)(1)(E) of the Internal Revenue Code of 1086, as amended (the “Code”) (and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Section 368 of the Code), and the parties shall not file tax returns or statements inconsistent with such treatment unless otherwise required by applicable law.

Section 1.2 Repurchase.

(a) Subject to the terms and conditions set forth in this Agreement, immediately following the Optional Conversion Issuance on the Effective Date, (i) each Series B Holder shall sell, assign, transfer and deliver to the Company all of such Series B Holder’s right, title and interest in and to, free and clear of any Liens, other than Liens arising under applicable securities laws, the number of shares of Common Stock set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Number of Shares of Common Stock to be Repurchased” (such shares of Common Stock as to each Series B Holder, such Series B Holder’s “Repurchase Shares” and each, a “Repurchase Share”) for a price of $36.90 per Repurchase Share (the “Per Share Purchase Price”) and (ii) the Company shall pay to each Series B Holder the aggregate Purchase Price set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Aggregate Purchase Price to be delivered at Closing” (the “Aggregate Purchase Price”) in cash as provided in the Acknowledgement & Cross-Receipt in substantially the form of Annex B-1 hereto (with respect to the Blackstone Investors) and Annex B-2 hereto (with respect to the Viking Investors) (together, the “Cross-Receipts”) ((i) and (ii), collectively referred to herein as the “Repurchase”).

(b) Immediately following the Repurchase on the Effective Date, the Company shall cause the transfer agent to deliver to the Series B Holders the balance of the Conversion Shares remaining after giving effect to the Repurchase (in an amount equal to the number of shares of Common Stock set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Net Number of Shares of Common Stock to be Delivered”) through the systems of The Depository Trust Company (“DTC”) and without any restricted legend thereon.

Section 1.3 Closing. The closing of the Repurchase and the Exchange (the “Closing”) shall be held on the Effective Date at the offices of Greenberg Traurig P.A., 401 East Las Olas Boulevard, Suite 2000, Fort Lauderdale, Florida 33301, or such other place as may be mutually agreed upon in writing by the Parties, including remotely by electronic exchange of documents on the Effective Date.

Section 1.4 Further Assurances. The Parties shall execute and deliver such additional documents and take such additional lawful actions as any Party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

Section 1.5 Withholdings. The Company and its agents shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable tax laws. Any amounts so deducted or withheld shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. The Parties intend that the payments pursuant to this Agreement will be treated as amounts received in exchange for stock under Section 302 of the Code, and not as subject to withholding tax pursuant to section 1441 of the Code, and the parties shall file tax returns and statements consistent with such treatment, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Series B Holders that the statements contained in this ARTICLE II are correct and complete on the Effective Date and as of the Closing.

Section 2.1 Existence; Authority; Binding Effect. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and consummate the transaction contemplated hereby. The execution and delivery of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company have been duly and validly authorized and approved by the board of directors of the Company, which approval remains in full force and effect, and no other actions on the part of the Company are necessary in respect thereof other than those that will be taken prior to the Closing. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

Section 2.2 No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company in connection herewith and the consummation of the transactions contemplated hereby, including the incurrence of the 2024 Incremental Term Loans (as defined in the Credit Amendment), will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the certificate of incorporation, bylaws or similar organizational documents of the Company; (ii) any law, order, writ, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

Section 2.3 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, other than those that will be made or obtained at or prior to Closing or any disclosures required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock issuable in the Optional Conversion Issuance has been approved for listing by the NYSE.

Section 2.4 Material Non-Public Information. The Company has not provided the Series B Holders with any information that would constitute material non-public information after giving effect to the filing by the Company of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

Section 2.5 Available Funds. The Company has, and will have as of the Closing, sufficient cash available to pay the Aggregate Purchase Price to the Series B Holders on the terms and conditions contained herein.

Section 2.6 No Side Letters. Neither the Company nor any of its subsidiaries has entered into any side letter or other arrangement with a Series B Holder or any of its affiliates that has the effect of establishing rights or granting economic terms more favorable to such Series B Holder than the other Series B Holders with respect to the transactions contemplated hereby or the sale of any Common Stock issuable in the Optional Conversion Issuance.

Section 2.7 No Other Representations. Except for the representations and warranties expressly set forth in this Article II, the Company is not making any other representations or warranties (including any implied representations) in connection with or related to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SERIES B HOLDERS

Each Series B Holder, severally and not jointly, represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete on the Effective Date and as of the Closing.

Section 3.1 Title to Series B Preferred Stock. Each Series B Holder is the sole record and beneficial owner of the number of shares of Series B Preferred Stock set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Number of Shares of Series B Preferred Stock Held on the Effective Date.” Each such Series B Holder has good, valid and marketable title to such shares of Series B Preferred Stock, and on the Effective Date, after giving effect to the Optional Conversion Exercise and the Optional Conversion Issuance, assuming the issuance of the Common Stock by the Company to the Series B Holder in connection with the Optional Conversion Exercise free and clear of all Liens, will have good, valid and marketable title to the number of shares of Common Stock set forth opposite such Series B Holder’s name on Annex A hereto under the heading “Aggregate Number of Shares of Common Stock to be Issued Upon Optional Conversion,” in each case, free and clear of all Liens (except, with respect to the Blackstone Parties, any Liens related to that certain margin loan facility of the Blackstone Parties secured on Series B Shares and Common Stock, as previously disclosed to the Company prior to the date hereof (the “Blackstone Margin Loan”)) (which security interest will be released immediately prior to the Repurchase with respect to the Repurchase Shares), other than Liens arising under applicable securities laws. Except for this Agreement, each of the Securities Purchase Agreements, dated as of July 26, 2021, by and among the Company and the applicable Series B Holder, and each of the Registration Rights Agreements, dated as of January 3, 2022 (the “Registration Rights Agreements”), by and among the Company and the applicable Series B Holder, each such Series B Holder (other than the Blackstone Parties with respect to the Blackstone Margin Loan) is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any shares of Series B Preferred Stock (or underlying shares of Common Stock) (or any rights or interests of any nature whatsoever in or with respect to any shares of Series B Preferred Stock (or underlying shares of Common Stock) or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, shares of Series B Preferred Stock (or underlying shares of Common Stock).

Section 3.2 Existence; Authority; Binding Effect. Each Series B Holder is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its properties and to carry on its business as presently conducted. Each Series B Holder has full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by them in connection herewith, to consummate the transactions contemplated herein and therein, and perform its obligations hereunder. The execution, delivery and performance by each such Series B Holder of this Agreement and any other agreements or instruments executed or to be executed and delivered by such Series B Holder in connection herewith, and the consummation of the transactions contemplated hereby and thereby by the Series B Holders, has been duly and validly authorized and approved by the general partner or other governing body of such Series B Holder, and no other actions on the part of such Series B Holder is necessary in respect thereof. This Agreement is, and the other agreements and instruments executed hereunder by such Series B Holder in connection herewith will be, a valid and binding obligation of such Series B Holder, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

Section 3.3 No Violation. None of the execution and delivery of this Agreement, or any other agreements or instruments executed and delivered by such Series B Holder in connection herewith, nor the performance of any obligations hereunder or thereunder by such Series B Holder, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in the creation of any Lien upon the Series B Preferred Stock (or the underlying Conversion Shares) held by such Series B Holder under (i) the organizational documents of such person, including any limited partnership or similar agreement; (ii) any law, order, writ, injunction or decree applicable to such Series B Holder or by which any property or asset of such Series B Holder is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which such Series B Holder is a party or by which such Series B Holder or any property or asset of such Series B Holder is bound or affected (except, with respect to the Blackstone Parties, the Blackstone Margin Loan).

Section 3.4 Consents and Approvals. Assuming the accuracy of the representation and warranty set forth in Section 2.3, no consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other Person is required to be obtained, made or given by or with respect to such Series B Holder in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by such Series B Holder, or the performance of any obligations hereunder or thereunder by such Series B Holder, other than those that have already been obtained prior to the Effective Date and an amendment to a Schedule 13G or 13D, or Form 4 filing, as applicable, with the Commission.

Section 3.5 Adequate Information; No Reliance. Each Series B Holder acknowledges and agrees that (i) it has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (ii), together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the conversion of the Series B Preferred Stock and the sale and/or Repurchase of the Conversion Shares, and that each Series B Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the transactions contemplated hereby and to make an informed investment decision with respect to the transaction contemplated hereby, and (iii) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

Section 3.6 Non-Public Information. Each Series B Holder acknowledges that (a) the Company now possesses and may hereafter possess certain non-public information concerning the Company and its affiliates and/or the Series B Preferred Stock (and underlying Conversion Shares) that may or may not be independently known to such Series B Holder (the “Non-Public Information”) which may constitute material information with respect to the foregoing, and (b) the Company is relying on this representation and would not enter into the transactions contemplated hereby absent this representation. Each Series B Holder agrees to consummate the transactions contemplated hereby notwithstanding that the Non-Public Information exists and the Company has not disclosed any Non-Public Information to such Series B Holder. Each Series B Holder acknowledges that it is a sophisticated investor with respect to the conversion, sale and valuation of securities such as the Series B Preferred Stock and that the Company has (x) no obligations to the Series B Holder to disclose such Non-Public Information and (y) no fiduciary duties or obligations to the Series B Holder (in such person’s capacity as a Series B Holder) with respect to the transactions contemplated by this Agreement.

Section 3.7 Release. Each Series B Holder does for itself and its respective affiliates, successors and/or permitted assigns, hereby irrevocably forever releases, discharges and waives any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company or any of its affiliates, including, without limitation, any and all of its present and/or past directors, officers, employees, fiduciaries, agents or accounts under management, and its respective successors and permitted assigns, which arise solely from the fact that Non-Public Information has not been disclosed to it in connection with the conversion of shares of Series B Preferred Stock, the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock or the Repurchase of the Conversion Shares.

Section 3.8 No Other Representations. Except for the representations and warranties expressly set forth in this Article III or in the certificate contemplated by Section 5.1(b)(iii), such Series B Holder is not making any other representations or warranties (including any implied representations) in connection with or related to the Series B Preferred Stock or the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Lock-Up of Common Stock. Each of the Series B Holders hereby agrees, severally and not jointly and solely for the benefit of, and enforceable by, the Company, that it shall not Transfer any shares of Common Stock (other than the Repurchase Shares and the Resale Shares (as defined below) and any Common Stock sold pursuant to an option granted by the Series B Holders to the underwriters pursuant to the overallotment option) until the date that is 90 days from the Effective Date; provided, however, the restrictions contained in this Section 4.1 shall not apply to (i) Transfers to affiliates of the Series B Holder, (ii) any Transfers (including pledges) by any Series B Holder of such Common Stock in connection with a bona fide margin loan (including the Blackstone Margin Loan) and (iii) pledges and Transfers in connection with any foreclosures on such pledges; provided further, however, that each such permitted transferee pursuant to clause (i) of the preceding proviso agrees to the transfer restrictions set forth herein. For purposes of this Agreement, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security or (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 4.2 Secondary Offering. The Parties acknowledge and agree that the Series B Holders intend, subject to market conditions, to participate in a secondary underwritten registered offering to resell an aggregate of approximately 8,130,082 of the shares of Common Stock received by the Series B Holders (on a pro rata basis) (plus an additional number of Conversion Shares that may be sold pursuant to an option granted by the Selling Stockholders to the underwriters) pursuant to the Optional Conversion Issuance (that are not Repurchase Shares and that are owned by the Series B Holders or their affiliates) (the “Resale Shares”), in each case, pursuant to and in accordance with the Company’s obligations to each of the Series B Holders under its respective Registration Rights Agreement (the “Secondary Offering”). The Parties hereby further agree that (i) they will cooperate with the other to effect the Secondary Offering and take such reasonable actions that are necessary and customary for transactions of this type in accordance with the Registration Rights Agreements and (ii) the Secondary Offering, if consummated, will constitute an Underwritten Offering (as defined in, and pursuant to, Section 1.6 of each Registration Rights Agreement) for purposes of the limitation on the number of Underwritten Offerings that the Series B Holders may effect during any twelve (12) month period.

Section 4.3 Blitzer Resignation Letter. On or prior to the Effective Date, each of the Blackstone Entities shall cause David S. Blitzer to deliver to the Company a letter evidencing his resignation as a member of the Company’s board of directors effective immediately prior to the execution of this Agreement on the Effective Date.

ARTICLE V

CLOSING CONDITIONS

Section 5.1 Closing Conditions.

(a) The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) the representations and warranties of each Series B Holder set forth in ARTICLE III shall be true and correct in all respects as of the Closing;

(ii) each Series B Holder has complied with or performed all of the covenants and agreements required to be complied with or performed by such Series B Holder hereunder prior to the Closing;

(iii) each Series B Holder shall have delivered to the Company a certificate (signed by an authorized person of such Series B Holder), dated as of the Closing, certifying that (x) the conditions set forth in Section 5.1(a)(i) and (ii) have been satisfied; and

(iv) each Series B Holder that is a “United States Person” (as defined in Section 7701 of the Code) shall have delivered an Internal Revenue Service Form W-9; and each Series B Holders that is a “Foreign Person” (as defined in Section 7701 of the Code) shall have delivered (x) an Internal Revenue Service Form W-8 IMY and (y) a section 302 withholding certificate establishing the repurchase of shares is a substantially disproportionate redemption within the meaning of section 302(b)(2) of the Code.

(b) The obligation of each Series B Holder to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) the representation and warranties of the Company set forth in ARTICLE II shall be true and correct in all respects as of the Closing;

(ii) the Company shall have complied with or performed all of the covenants and agreements required to be complied with or performed by the Company hereunder prior to the Closing; and

(iii) the Company shall have delivered to the Series B Holders a certificate (signed by an officer of the Company), dated as of the Closing, certifying that (x) the conditions set forth in Section 5.1(b)(i) and (ii) have been satisfied; (y) immediately before and after giving effect to the transactions contemplated hereby, the Company and its subsidiaries, taken as a whole, are Solvent (as defined in the Amended Credit Agreement); and (z) at the time of Closing (and after giving effect thereto, including the transactions contemplated hereby), the Company shall be in compliance with (1) the covenants set forth in Section 8.02 and Section 8.05 of the Existing Credit Agreement, and (2) the covenants set forth in Section 4.07 and Section 4.09 of the Indenture, dated as June 22, 2021, and the Indenture, dated as of October 21, 2021 (each as supplemented or otherwise modified from time to time).

(c) The obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following condition(s):

(i) On or substantially concurrently with the Closing, the Credit Amendment shall have become effective (including the issuance of the 2024 Incremental Term Loans therein);

(ii) On or substantially concurrently with the Closing, (A) the Company, on the one hand, and the Blackstone Investors, on the other hand, and (B) the Company, on the one hand, and the Viking Investors, on the other hand, shall have executed and delivered the Cross-Receipts.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement, together with the annexes hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersede all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 6.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

Section 6.3 Assignments. No Party may assign either this Agreement or any of such Party’s rights, interests, or obligations hereunder without the prior written approval of the other Parties. Any purported assignment in violation of this Section 6.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 6.4 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT ARISE OUT OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 6.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.7 Governing Law and Jurisdiction. This Agreement and any litigation between the Parties arising out of this Agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles. To the fullest extent permitted by applicable law, each of the Parties (i) irrevocably agrees that all claims or causes of action (whether in contract or tort) that arise out of this Agreement or any of the other agreements, instruments or documents contemplated by this Agreement shall be exclusively resolved by the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (the “Delaware Courts”), and (ii) waives any objection or defense that it may now or hereafter have to the resolution of any such claims or causes of action by the Delaware Courts. Each of the Parties hereby consents to and agrees that service of process, summons, notice or document delivered to a party to this Agreement by certified or registered mail, return receipt requested and postage prepaid, addressed to it at the applicable address set forth in Section 6.15 or in any other manner permitted by applicable law shall, to the fullest extent permitted by applicable law, be effective service of legal process.

Section 6.8 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the Parties.

Section 6.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, or arbitrator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, or arbitrator, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 6.10 Expenses. Each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, except that the Company shall reimburse the fees and expenses of one counsel for the Blackstone Parties and one counsel for the Viking Parties in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the Secondary Offering) not to exceed, together with any fees and expenses of counsel reimbursable under Section 3.3 of each Registration Rights Agreement and without duplication, $125,000 per counsel.

Section 6.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

Section 6.12 Waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence. Any Party hereto may, only by an instrument in writing, waive compliance by any other Party or Parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 6.13 Obligations Several. All obligations of the Series B Holders under this Agreement shall be several, and not joint and several.

Section 6.14 No Group. The Blackstone Parties and the Viking Parties do not intend to form a group withing the meaning of Section 13(d) of the Exchange Act pursuant to this Agreement or in connection with the transactions contemplated hereby, and nothing in this Agreement shall be construed as the Blackstone Parties and the Viking Parties acting in concert or as a group with respect to the Series B Preferred Stock or the Common Stock.

Section 6.15 Notice. All notices, requests, demands, claims and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement shall be deemed duly given when (i) delivered personally to the recipient (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon receipt when being sent to the recipient by facsimile transmission or electronic mail (unless received after business hours or on a day that is not a business day, in which case notice will be deemed given at the start of business on the succeeding business day), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company, addressed to it at:

APi Group Corporation

1100 Old Highway 8 NW,

New Brighton, MN, 55112

Attention: [***]

Email: [***]

With a copy to:

Greenberg Traurig, P.A.

401 East Las Olas Blvd.

Suite 2000 Fort Lauderdale, FL 33301

Attention: Brian J. Gavsie, Esq.

Email: Brian.Gavsie@gtlaw.com

If to one or more Blackstone Parties, addressed to such Series B Holder(s) at:

c/o The Blackstone Group

345 Park Avenue,

New York, NY 10154

Attention:  [***]

E-mail:     [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:  Joshua N. Korff, P.C.

 Alborz Tolou

E-mail:    jkorff@kirkland.com

 alborz.tolou@kirkland.com

If to one or more Viking Parties, addressed to such Series B Holder(s) at:

c/o Viking Global Investors LP

660 Fifth Avenue

New York, NY 10103

Attention: General Counsel

E-mail:   legalnotices@vikingglobal.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Paul V. Imperatore;

Adam Fleisher

E-mail:    pimperatore@cgsh.com;

afleisher@cgsh.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 6.15.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

JUNO LOWER HOLDINGS L.P.

By:	Juno Holdings Manager L.L.C., its general partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Manager

FD JUNO HOLDINGS L.P.

By:	FD Juno Holdings Manager L.L.C., its general partner

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Manager

VIKING GLOBAL EQUITIES MASTER LTD.

By:	Viking Global Performance LLC, its General Partner

By:	/s/ Katerina Novak
Name: Katerina Novak
Title: Authorized Signatory

VIKING GLOBAL EQUITIES II LP

By:	Viking Global Performance LLC, its General Partner

By:	/s/ Katerina Novak
Name: Katerina Novak
Title: Authorized Signatory

COMPANY:

API GROUP CORPORATION

By:	/s/ Kevin S. Krumm
Name: Kevin S. Krumm
Title: Chief Financial Officer

[Signature Page to Conversion and Repurchase Agreement]

ANNEX A

Holder	Number of Shares of Series B Preferred Stock Held on Effective Date	Number of Shares of Common Stock to be issued upon Optional Conversion attributable to the Initial Liquidation Preference thereof	Number of Shares of Common Stock to be issued upon Optional Conversion attributable to accrued and unpaid Regular Dividends	Aggregate Number of Shares of Common Stock to be issued upon Optional Conversion	Number of Shares of Common Stock to be Repurchased	Net Number of Shares of Common Stock to be Delivered	Aggregate Purchase Price to be delivered at Closing (including payment for fractional shares)	Number of Conversion Shares to be offered in Secondary Offering	Number of Conversion Shares to be offered in Greenshoe
Juno Lower Holdings L.P.	592,610	24,089,837	209,782	24,299,619	12,044,918	12,254,701	$444,457,488.90	6,022,459	903,368
FD Juno Holdings L.P.	7,390	300,406	2,616	303,022	150,203	152,819	$5,542,509.30	75,102	11,265
Viking Global Equities Master Ltd.	196,000	7,967,479	69,383	8,036,862	3,983,739	4,053,123	$146,999,994.00	1,991,870	298,780
Viking Global Equities II LP	4,000	162,601	1,415	164,016	81,300	82,716	$2,999,993.10	40,651	6,097

Total	800,000	32,520,323	283,196	32,803,519	16,260,160	16,543,359	$599,999,985.30	8,130,082	1,219,510

ANNEX B-1

(Attached)

ANNEX B-2

(Attached)